SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

First Carolina Investors, Inc.
(Name of Registrant as Specified In Its Charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(a) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

FIRST CAROLINA INVESTORS, INC.

P.O. BOX 1827

FORT MILL, SOUTH CAROLINA 29716-1827

August 19, 2011

Dear Stockholders:

The Board of Directors (the “Directors”) of First Carolina Investors, Inc. (the “Fund”), a Delaware corporation, is pleased to invite you to a Special Meeting of Stockholders (the “Meeting”) to be held on September 21, 2011. At the Meeting, you will be asked to consider and act upon a proposal to liquidate and dissolve the Fund (the “Liquidation”) pursuant to a Plan of Distribution and Liquidation (the “Plan”) approved by the Directors.

Under the laws of the State of Delaware, the Fund must obtain your approval to liquidate and dissolve the Fund. The Fund’s Directors have scheduled the Meeting to seek your approval of the Liquidation, which will result in the assets of the Fund being transferred to a liquidating trust (the “Trust”) and ultimately distributed to stockholders. The Liquidation and the Plan are described in the attached Proxy Statement.

The Directors have concluded that these proposals are in the best interests of the Fund and its stockholders. The Directors unanimously recommend that you vote “FOR” the Liquidation.

We welcome your attendance at the Meeting. If you are unable to attend in person, we encourage you to complete the proxy card included with the attached Proxy Statement, or instruct the broker or nominee that holds shares of the Fund on your behalf, to ensure that your shares are voted at the Meeting. No matter how many shares you own, your vote is important.

Sincerely,

Brent D. Baird
President

FIRST CAROLINA INVESTORS, INC.

QUESTIONS AND ANSWERS TO HELP YOU VOTE ON THE PROPOSALS

Q.	WHAT IS THE ATTACHED DOCUMENT AND WHY DID WE SEND IT TO YOU?

A.	This booklet contains a Notice of Special Meeting of Stockholders (the “Notice”) of First Carolina Investors, Inc. (the “Fund”), a Proxy Statement and Proxy Card, which solicit your vote, and provide you with information you should review before voting, regarding the proposal to liquidate and dissolve the Fund (the “Liquidation”), pursuant to a Plan of Distribution and Liquidation approved by the Board of Directors of the Fund (the “Directors”) on June 9, 2011 (the “Plan”), that will be presented at a Special Meeting of Stockholders (the “Meeting”) to be held on September 21, 2011.

On June 9, 2011, the Directors approved and declared advisable the Liquidation and the Plan and directed that the Liquidation be submitted to the stockholders for approval at the Meeting.

You are receiving these proxy materials because you own shares of the Fund and have the right to vote on these important proposals concerning your investment. The Liquidation will not occur unless it is approved by the Fund’s stockholders.

Q.	WHO IS ELIGIBLE TO VOTE?

A.	Each stockholder of record of the Fund as of the close of business on August 15, 2011 (the “Record Date”) is entitled to vote on the Liquidation at the Meeting and any adjournment or postponement of the Meeting.

If you owned shares on the Record Date, you have the right to vote at the Meeting even if you sold your shares after the Record Date. The only voting securities that the Fund has issued are common stock, and holders of the Fund’s common stock are generally entitled to one vote for each share held. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to stockholders’ instructions. If you sign and return a proxy card but do not fill in a vote, your shares will be voted “FOR” the Liquidation. If any other business properly comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

Q.	HOW WILL THE LIQUIDATION WORK?

A.	If the Liquidation is approved by stockholders, the Fund immediately thereafter will not engage in any further business activity, including the declaration of dividends, except to wind down its business and transfer its assets to stockholders and to a liquidating trust for distribution over at least a three year period (the “Trust”).

Q.	WHAT IS THE PURPOSE OF THE LIQUIDATION?

A.	The principal purpose of the Plan is to maximize stockholder value by winding down the business of the Fund and distributing the net proceeds of the Liquidation to stockholders. The Plan contemplates the following steps:

•	selling the Fund’s portfolio securities for cash;

•	paying or providing for the Fund’s liabilities and expenses;

•	distributing the net proceeds of the Liquidation and the Fund’s current cash to the stockholders and to the Trust; and

•	winding down the operations of and dissolving the Fund.

Q.	WHEN WILL THE LIQUIDATION OCCUR?

A.	If the Fund’s stockholders approve the Liquidation, the Fund expects to make an initial liquidating distribution of cash to stockholders and to the Trust by approximately December 31, 2011, or earlier. The Fund anticipates that such distributions will be made simultaneously.

Q.	WHY IS THE BOARD OF DIRECTORS REQUESTING MY VOTE?

A.	The laws of the State of Delaware require the Fund to obtain stockholder approval prior to the liquidation and dissolution of the Fund. Consequently the Board is seeking your vote on the Liquidation.

Q.	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A.	The Board recommends that you vote “FOR” the Liquidation.

Q.	HOW CAN I VOTE MY SHARES?

A.	Please follow the instructions included on the enclosed proxy card.

Q.	WHAT IF I WANT TO REVOKE MY PROXY?

A.	You can revoke your proxy at any time prior to its exercise by (i) giving written notice to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, Proxy Department, New York, New York 10004, (ii) by authorizing a later-dated proxy (by signing and mailing another proxy card) or (iii) by personally voting at the Meeting.

Q.	WHOM DO I CONTACT IF I HAVE QUESTIONS REGARDING THE PROXY?

A.	You can contact the Fund in writing, addressed to the Assistant Secretary of the Fund, at First Carolina Investors, Inc., P.O. Box 1827, Fort Mill, SC 29716-1827 or by phone at 1-855-258-4881.

FIRST CAROLINA INVESTORS, INC.

P.O. BOX 1827

FORT MILL, SOUTH CAROLINA 29716-1827

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS SCHEDULED FOR SEPTEMBER 21, 2011

To the Stockholders of First Carolina Investors, Inc. (the “Fund”):

Notice is hereby given that a Special Meeting of Stockholders (the “Meeting”) of the Fund will be held at Hilton Garden Inn, 650 Tinsley Way, Rock Hill, South Carolina 29730, on September 21, 2011 at 12:30 p.m., Eastern Time, to consider and vote on the following Proposals, which are more fully described in the accompanying Proxy Statement dated August 19, 2011.

1.	To approve a proposal to liquidate and dissolve the Fund (the “Liquidation”) into a liquidating trust (the “Trust”), as set forth in a Plan of Distribution and Liquidation (the “Plan”) adopted by the Board of Directors of the Fund (the “Directors”); and

2.	To transact such other business as may properly come before the Meeting.

Proxies are being solicited on behalf of the Fund. The Directors unanimously recommend that you vote “FOR” the Liquidation.

Fund stockholders of record as of the close of business on August 15, 2011 (the “Record Date”) are entitled to vote on the Liquidation at the Meeting and any adjournment or postponement of the Meeting.

Important Notice

Please complete, sign, date, and return the enclosed proxy card to ensure that your shares are voted at the Meeting. A return envelope addressed to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, Proxy Department, New York, New York 10004 is enclosed. If you attend in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Cynthia J. Raby
Assistant Secretary

Fort Mill, South Carolina

August 19, 2011

PROXY STATEMENT

FIRST CAROLINA INVESTORS, INC.

PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND

PROXY STATEMENT

FIRST CAROLINA INVESTORS, INC.

P.O. BOX 1827

FORT MILL, SOUTH CAROLINA 29716-1827

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 21, 2011

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Directors”) of First Carolina Investors, Inc. (the “Fund”) of proxies to be voted at the Special Meeting of Stockholders of the Fund (the “Meeting”) with respect to the proposal to liquidate and dissolve the Fund (the “Liquidation”), and place its assets in a liquidating trust (the “Trust”), pursuant to the Plan of Liquidation attached hereto as Appendix A (the “Plan”), which was approved and declared advisable by the Directors on June 9, 2011.

The Meeting will be held at Hilton Garden Inn, 650 Tinsley Way, Rock Hill, South Carolina 29730, on September 21, 2011 at 12:30 p.m., Eastern Time.

Certain financial statements of the Fund and the related notes are contained in the Fund’s Annual Report to Stockholders dated December 31, 2010. A copy of the Annual Report is incorporated herein by reference, and is available free of charge (i) upon request by calling (1-855-258-4881) or writing to the Assistant Secretary of the Fund, P.O. Box 1827, Fort Mill, South Carolina 29716 and (ii) online through the Securities and Exchange Commission’s website, www.sec.gov.

This Proxy Statement and Form of Proxy Card will be sent to stockholders on or about August 19, 2011. Costs of the solicitation will be borne by the Fund.

PROXY STATEMENT

FIRST CAROLINA INVESTORS, INC.

PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND

I.	Introduction

For the reasons discussed below, the Directors have approved, and recommend that stockholders approve, the liquidation and dissolution of the Fund pursuant to the Plan. If the Liquidation is not approved by stockholders, the Fund will continue its operations and the Directors will consider whether another course of action would benefit the Fund and its stockholders.

If the Liquidation is approved by stockholders, all of the Fund’s assets will be distributed to stockholders but for a reserve out of the remaining assets which will be placed in the Trust for expenses and possible contingent, but at present unknown, liabilities pursuant to the Plan. The Trust will be administered and managed by the trustee appointed by the Fund’s current Directors for an agreed upon fee. It is expected that the trustee will retain independent public accountants to perform accounting and all other related services for the Trust and that this firm will perform tax, tax related and other non audit services on behalf of the Trust. As indicated, if the Fund is subject to contingent liabilities the amount of which, in the judgment of the Directors, cannot be ascertained, then the Fund may retain from the sums distributed to stockholders an amount estimated to be sufficient to cover such liabilities and such reserves may be contributed to the Trust, as well as funds necessary to maintain the Trust.

II.	Background and Reasons for the Proposal

At a meeting of the Directors on June 9, 2011, the Fund’s management recommended that the Directors approve the Liquidation. The Directors considered the factors discussed below and whether they served the best interests of the Fund and its stockholders. After careful consideration, the Directors (including all Directors who are not “interested persons” of the Fund as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) determined that, on balance, the Liquidation would be in the best interests of the Fund and its stockholders. The Directors approved the Plan and determined to recommend that the Fund’s stockholders vote in favor of the Liquidation.

Fund management presented, and the Directors considered, the following factors with respect to the Liquidation:

•	Tax-free merger alternatives to liquidating and dissolving the Fund are either not feasible or not beneficial to stockholders for many reasons.

•

The Fund’s activity is winding down significantly in that: shares are thinly traded; assets continue to be liquidated for cash; and current tax laws impose a high tax rate on income, including capital gains.

•	The Fund systematically distributed large cash dividends to stockholders over several years to benefit the Fund and stockholders under current tax laws.

•

Given the Fund’s current assets of substantially all cash, management believes that: (i) the costs of maintaining an office, employee, auditors, and legal counsel and making required filings with the Securities and Exchange Commission (the “SEC”) is not in the best interests of Fund stockholders on an ongoing basis; (ii) the expenses associated with being a public company, including the costs of making required SEC filings and otherwise complying with the federal securities laws, on an ongoing basis outweigh the benefits to stockholders of the Fund operating as a public investment company regulated by the SEC; and (iii) the Liquidation is likely to achieve the most value for Fund stockholders, despite the fact that (a) upon completion of the Liquidation, stockholders may not benefit from any future earnings from or growth in the value of the assets and (b) any stockholder that bought Fund shares at a price higher than the sum of the per share amount of operating dividends and liquidating distributions to be distributed to him or her under the Plan, will suffer a loss on their investment in the Fund.

•	Management believes that the potential costs of the Liquidation are outweighed by the potential benefits to Fund stockholders in obtaining maximum remaining value from the Fund’s assets.

Overall and based on a consideration of all the factors above, and taking into account all of the relevant facts and circumstances, the Directors determined that the Liquidation was in the best interests of the Fund and its stockholders.

III.	Summary of the Plan

The following is only a summary. A copy of the Plan is attached hereto as Appendix A. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company

The Plan will become effective on September 21, 2011 if the Liquidation is approved by the holders of at least a majority of the outstanding shares of the Fund entitled to vote at the Meeting (the “Effective Date”). After the Effective Date, the Fund will cease its business as an investment company and will not engage in any business activities, including the declaration of dividends but for any dividends which may be declared prior to the Effective Date and except for the purpose of winding down its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities, and distributing its remaining assets to stockholders and to the Trust in accordance with the Plan.

Closing of Books and Transfer and Trading of Shares

The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their respective share holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened, because the Plan cannot be carried into effect under the laws of the State of Delaware or otherwise, stockholders’ respective interests in the Fund’s assets will not be transferable by the negotiation of share certificates. Prior to the Effective Date, NASDAQ may remove the Fund’s shares from the OTC Bulletin Board listing at any time if an event shall occur or conditions exist that, in the opinion of NASDAQ, make further dealings on NASDAQ inadvisable. The Fund does not expect that the shares will continue to trade after the Effective Date.

Liquidating Distributions

If the Fund’s stockholders approve the Liquidation, the Fund expects to make an initial liquidating distribution of cash to the stockholders of the Fund and to the Trust sometime between the Effective Date and December 31, 2011, or earlier, pursuant to the Plan. The Fund anticipates that the distributions will be made simultaneously.

The Fund’s disbursing agent is Continental Stock Transfer and Trust Company, and can be reached at 1-212-509-4000. Stockholders will receive detailed information concerning the distribution of the Fund’s assets under the Plan. Upon mailing of the final liquidating distribution, all outstanding shares of the Fund and beneficial interests in the Trust will be deemed cancelled.

Distribution Amounts and Expenses of Liquidation

The amounts to be distributed to the Trust in connection with the Liquidation will be reduced by any remaining anticipated expenses of the Fund, including the expenses of the Fund in connection with this solicitation and with the portfolio transaction costs associated with the Liquidation, as well as any costs incurred in resolving any claims that may arise against the Fund. The Fund will bear all of the expenses incurred by the Fund in carrying out the Plan. These expenses and a contingency reserve are estimated to be approximately $3,000,000. Actual expenses and portfolio transaction costs may vary from these estimates. Any increase in such costs will be funded from the cash assets of the Trust and will reduce the amount available for distribution to stockholders.

Liquidating Trust

All assets of the Fund may be sold or otherwise disposed of at any time, in any manner, and for such consideration as management or the Directors, as applicable, may deem appropriate in their sole discretion. All assets of the Fund, except amounts being withheld for anticipated expenses and a contingency reserve through dissolution, shall be distributed to the Trust on or before December 31, 2011. Such distributions will likely occur in a single initial distribution to the Trust, with discretion for other distributions in such amounts and at such times as the Directors determine in their sole discretion.

The Directors will create the Trust and distribute all assets of the Fund to the Trust. The purpose of the Trust will be to serve as a temporary repository for the sale proceeds prior to disposition or distribution of those proceeds, less expenses, to the Fund’s stockholders. The Trust, after acquiring all the Fund’s remaining assets, will assume all the Fund’s liabilities and obligations and will be obligated to pay any of the Fund’s expenses and liabilities which remain unsatisfied.

The Plan authorizes the Directors to appoint an individual or entity to act as trustee of the Trust, and to appoint a successor trustee to serve as trustee of the Trustee if necessary (each a “Trustee”) and to cause the Fund to enter into a liquidating trust agreement with each Trustee on such terms and conditions as may be approved by the Directors (the “Liquidating Trust Agreement”). It is anticipated that the Directors will select each Trustee on the basis of the experience of such individuals or entities in administering and disposing of assets and discharging liabilities of the kind to be held by the Trust and the ability of such individuals or entities to serve the best interests of stockholders.

The Trust will be evidenced by the Liquidating Trust Agreement between the Fund and each Trustee. The transfer of Fund assets to the Trust and distribution of interests therein to stockholders will enable the Fund to divest itself of the Trust property and permit the Fund’s stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the Liquidating Trust Agreement, Trust property will be transferred to the Trustee immediately prior to the distribution of interests in the Trust to stockholders, to be held in trust for the benefit of stockholders, subject to the terms of the Liquidating Trust Agreement.

It is anticipated that Fund stockholder interests in the Trust will be evidenced only by the records of the Trust (which would represent the prior records of the Fund), that there would be no certificates or other tangible evidence of such interests, and that no holder of common stock of the Fund would be required to pay any cash or other consideration for his or her interests to be received in the distribution of Fund and/or Trust assets, or to surrender or exchange shares of common stock in order to receive the interests. It is further anticipated that pursuant to the Liquidating Trust Agreement: (i) the Trustee may act in his or her sole discretion provided such action is prudent and reasonable in accordance with the Liquidating Trust Agreement and applicable law and (ii) the Trust would be irrevocable and would terminate after, the earliest of (a) the Trust property having been fully distributed, (b) a majority interest of the stockholder beneficiaries of the Trust, or the Trustee, having approved of such termination or (c) a specified number of years having elapsed after the creation of the Trust. Under no circumstances will the Trustee liquidate and close the books of the Trust prior to the three year anniversary of the effectiveness of the dissolution of the Fund.

Listing and Trading of the Common Stock and Interests in the Trust

The Fund’s common stock is currently traded on the OTC Markets Group, Inc. (“Pink Sheets”) Market under the symbol FCAR. The Fund intends to close its stock transfer books at the on or about October 7, 2011 and to cease recording stock transfers and issuing stock certificates at that time.

Accordingly, trading in the Fund’s common stock will cease at market close on October 6, 2011.

The interests in the Trust will not be transferable.

Continued Employment of Officers and Directors

During the Liquidation, the Fund may compensate its officers, directors, employee, and agents, or any of them, for services rendered in connection with the implementation of the Plan and/or retention and severance benefits deemed necessary by the Directors to further implement the Plan. Approval of the Liquidation will constitute approval of the payment of any such compensation under Plan.

Continued Indemnification

Following the approval of the Liquidation by stockholders, the Fund will continue to indemnify each of the current and former Directors and officers to the extent permitted under the laws of the State of Delaware, as well as in accordance with the Fund’s Certificate of Incorporation and By-Laws, including for actions taken in connection with the Plan and the winding down of the Fund’s affairs. The Fund’s obligation to indemnify such persons may be satisfied out of the assets of the Trust.

Federal Tax Considerations

The following is a general summary of the significant federal income tax consequences of the Plan to the Fund and its “U.S. stockholders” and is limited in scope. This summary is based on the tax laws and applicable Treasury regulations in effect on the date of this Proxy, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the “IRS”) with respect to the federal income tax consequences to the Fund or its stockholders that will result from the Fund’s Liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below.

As used herein, a “U.S. stockholder” means a beneficial owner of the Fund’s common stock that is a U.S. citizen or U.S. resident alien, a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized under the laws of the United States, any state thereof, or the District of Columbia, an estate whose income is subject to U.S. federal income taxation regardless of its source, or a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This summary addresses significant federal income tax consequences of the Plan, but does not discuss state or local tax consequences of the Plan, or the federal income tax consequences of the Plan to stockholders that are not U.S. stockholders. Implementing the Plan may impose unanticipated tax consequences on stockholders or affect stockholders differently, depending on their individual circumstances. Stockholders are encouraged to consult with their own tax advisers to determine the particular tax consequences that may be applicable in connection with the Plan.

Federal Income Tax Consequences to the Fund

After the implementation of the Plan begins, the Fund will continue to be subject to federal income tax on its taxable income, if any, until the Fund completes the distribution of all of its cash and other property to stockholders or the Trusts. The Fund will recognize gain or loss on sales of assets made pursuant to the Plan. Upon the distribution of any property, other than cash, to stockholders or the Trust pursuant to the Plan, the Fund will recognize gain or loss as if such property were sold to the stockholders at its fair market value (at the time of distribution), unless certain exceptions to the recognition of loss apply.

Federal Income Tax Consequences to Stockholders

If the Fund makes liquidating distributions with respect to its outstanding common stock, each stockholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any property distributed to that stockholder, and (ii) that stockholder’s tax basis in his or her shares of common stock. Each stockholder’s gain or loss will be computed on a “per share” basis. The Fund may make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and all prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis in that share. Any loss will generally be recognized only when a stockholder receives the final distribution from the Fund and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis in that share. Gain or loss recognized by a stockholder with respect to liquidating distributions will generally be capital gain or loss, provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares were held for more than one year at the time of the distribution. Upon any distribution of property, the stockholder’s tax basis in the property immediately after the distribution will be the fair market value of that property at the time of distribution, and the stockholder’s holding period of the property received in the distribution will begin on the date following the date of receipt of that property. The gain or loss realized upon the stockholder’s subsequent sale or disposition of that property will equal the difference between the stockholder’s tax basis in the property at the time of sale or disposition and the proceeds of the sale or disposition. Gain or loss recognized upon a subsequent sale or disposition of the distributed property will be characterized as capital or ordinary based on the character of the property distributed, not on the character of stockholder’s shares of the stock. After the close of its taxable year, the Fund will provide each stockholder and the IRS with a statement of the amount of cash distributed to the stockholder and a best estimate of the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge that valuation, which could result in a change in the amount of gain or loss recognized with respect to that distribution. Distributions of property other than cash could result in tax liability that exceeds the amount of cash received. In that case, the stockholder would be required to satisfy his or her tax obligations from other sources or by selling all or a portion of the property received.

Certain Federal Income Tax Consequences Arising from the Trust

When the Fund transfers assets to the Trust, stockholders will generally be treated for tax purposes as having received their pro rata share of the property transferred to the Trust, reduced by the amount of known liabilities assumed by the Trust or to which the property transferred is subject. The Trust itself will not be subject to federal income tax. After formation of the Trust, the stockholders will be required to recognize, for federal income tax purposes, their allocable portion of any income, gain, deduction or loss recognized by the Trust. As a result of the transfer of property to the Trust and the ongoing operations of the Trust, stockholders may be subject to tax, whether or not they have received any actual distributions from the Trust with which to pay such tax.

State and Local Tax

Stockholders may also be subject to state or local taxes on liquidating distributions paid to them or the Trust, and on any income recognized by the Trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

Impact of the Plan on the Fund’s Status under the 1940 Act and State Law

As noted above, on the Effective Date, the Plan provides that the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. A vote in favor of the Liquidation will constitute a vote in favor of the Fund’s deregistration under the 1940 Act. Until the Fund’s deregistration as an investment company becomes effective, the Fund will continue to be a registered investment company and will comply with the 1940 Act.

After the Effective Date, pursuant to the Delaware General Corporation Law, a Certificate of Dissolution will be executed, acknowledged and filed with the Secretary of the State of Delaware, and will become effective in accordance with the Delaware General Corporation Law. Upon the effective date of such Certificate of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind down its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

Stockholders will not be entitled to appraisal rights under the laws of the State of Delaware in connection with the Plan.

The Directors unanimously recommend that the stockholders vote FOR the Liquidation pursuant to the Plan. Approval of the Liquidation requires the affirmative vote of a majority of the votes entitled to be cast.

IV.	Proxy Voting and Stockholder Meeting

The Directors have fixed the close of business on August 15, 2011 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. The only voting securities of the Fund are shares of common stock having no par value of which 3,500,000 are authorized. The total number of shares issued as of June 9, 2011 was 886,679, of which the Fund holds 100 shares as treasury stock, leaving 886,579 shares outstanding and entitled to vote at the Meeting. Holders of the Fund’s common stock are generally entitled to one vote for each share held on each matter submitted to a vote at a meeting of stockholders.

Approval of the Liquidation requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on the matter. In order for the vote to occur at the Meeting, a quorum must be present. A quorum will consist of the presence in person or by proxy of the holders of a majority of the shares of the Fund entitled to vote at the Meeting. If a quorum is not present at the Meeting or, even if a quorum is present, if a sufficient number of votes in favor of the Liquidation is not timely received, the chairman of the Meeting may authorize, or the persons named as proxies may propose and vote for, one or more adjournments of the Meeting up to 120 days after the Record Date, with no other notice than announcement at the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote against the Liquidation which are cast at the Meeting, will be voted as against adjournment of the Meeting, if such adjournment is proposed.

Stockholders who hold shares directly and not through a broker or nominee (that is, a stockholder of record) may authorize their votes to be cast at the Meeting by proxy by completing a proxy card and returning it by mailing the enclosed postage-paid envelope. Stockholders who hold Fund shares through a broker or nominee (who is the “street name” stockholder of record, holding for the benefit of the beneficial owner of the shares) should follow the directions provided to the stockholder by the broker or nominee to submit voting instructions.

Proxies relating to “street name” shares that are voted by brokers or nominees will be counted as shares present at the Meeting for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Meeting as to any proposal as to which the broker or nominee does not vote. “Street name” proxies will extend to, and will be voted at, any properly adjourned session of the Meeting.

Properly executed proxies may be returned to the Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, Proxy Department, New York, New York 10004, with instructions to abstain from voting or withhold authority to vote (an “abstention”) or may represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). Abstentions and broker non-votes, if any, will be considered present for purposes of determining the existence of a quorum at the Meeting, but will have the effect of a vote AGAINST the Liquidation.

If any proposal, other than the Liquidation, properly comes before the Meeting, shares represented by proxies will be voted on all such proposals in the discretion of the person or persons holding the proxies. The Fund has not received notice of, and is not otherwise aware, of any other matter to be presented at the Meeting.

You can revoke your proxy at any time prior to its exercise by (i) giving written notice to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, Proxy Department, New York, New York 10004, (ii) by authorizing a later-dated proxy (by signing and mailing another proxy card) or (iii) by personally voting at the Meeting.

The expense of solicitation of proxies will be borne by the Fund. In addition to the use of mail, proxies may be solicited by the Directors and/or the officers and employee of the Fund, and/or their agents (who will receive no additional compensation therefore) by means of personal interview, telephone, facsimile or other electronic means. It is anticipated that banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial stockholders and to obtain their authorization for the execution of proxies. The Fund may upon request reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to stockholders.

To help lower the impact of operating costs, the Fund attempts to eliminate mailing duplicate documents to the same address. When two or more Fund stockholders have the same last name and address, the Fund may send only one set of proxy materials to that address rather than mailing separate documents to each stockholder. Stockholders may opt out of this single mailing at any time by writing to the Fund’s Assistant Secretary, P.O. Box 1827, Fort Mill, SC 29716-1827 and requesting additional copies. Stockholders sharing a single mailing address who are currently receiving multiple copies of Fund documents can request delivery of a single copy instead by writing to the same address.

V.	Additional Information

Management and History of the Fund

Brent D. Baird, President and portfolio manager of the Fund, is primarily responsible for the day-to-day management of the Fund’s entire portfolio. The Fund was organized on December 2, 1971, and is registered as a non-diversified closed-end management investment company under the Investment Company Act of 1940, as amended.

Stock Ownership

A.	Principal Shareholders

The following table shows the stock ownership as of June 9, 2011 of the shareholders who are known by the Fund to be beneficial owners of more than five percent of the Fund’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Brent D. Baird, Bruce C. Baird, and 11 others 1350 One M&T Plaza Buffalo, New York 14203	408,402	(2)	[46.1%]

(1)	Based on the number of shares of common stock of the Fund outstanding as of June 9, 2011, which were 886,579.
(2)

Mr. Brent D. Baird and Mr. Bruce C. Baird disclaim beneficial ownership or interest in 292,818 and 376,270, respectively, of such shares. These shares are held in family trusts or custodianships and by relatives, entities owned and controlled by the Baird family and business associates.

B.	Ownership of Directors and Officers of the Fund

As of June 9, 2011, the Directors and Officer of the Fund as a group beneficially owned 48.2% of the outstanding shares of common stock of the Fund. The following table shows the Director’s and Officer’s stock ownership as of June 9, 2011.

Name and Address of Beneficial Owner	Shares Owned		Percent of Fund(1)
Directors
Bruce C. Baird	408,402	(2)	46.1%
Theodore E. Dann, Jr.	200		*
Patrick W.E. Hodgson	7,128	(3)	*
James E. Traynor	6,212	(4)	*
H. Thomas Webb III	5,000		*

Officer
Bruce C. Baird	408,402		46.1%

All Directors and Officers as a Group	426,942		48.2%

*	Less than one percent
(1)	Based on the number of shares of common stock of the Fund outstanding as of June 9, 2011, which were 886,579.
(2)

Mr. Brent D. Baird and Mr. Bruce C. Baird disclaim beneficial ownership or interest in 292,818 and 376,270, respectively, of such shares. The remaining shares are held in family trusts or custodianships and by relatives, corporations and associated parties which have joined in filing a Schedule 13D pursuant to certain regulations of the Securities and Exchange Commission (Bruce C. Baird and 12 others). However, the shareholders disclaim that they constitute a “group” as defined in the Securities and Exchange Act of 1934, as amended.

(3)	Mr. Patrick W.E. Hodgson disclaims beneficial ownership or interest in 7,128 shares. The shares are held in a family foundation.
(4)	Includes 212 shares owned by Mr. Traynor’s wife. Mr. James E. Traynor disclaims beneficial ownership with respect to the shares owned by his wife.

VI.	Other Matters

Management of the Fund does not know of any matters proposed to be presented at the Meeting other than those discussed in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in the discretion of the person or persons voting the proxies.

If the Liquidation is approved, the Fund does not intend to hold another annual meeting. However, if the Liquidation is not approved or if the Liquidation does not occur, the Fund will hold an annual meeting. Stockholders having proposals which they desire to present at the next annual meeting should, if they desire that such proposals be included in the Directors’ proxy and proxy statement for that meeting, submit such proposals in time to be received by the Fund and its Directors at its principal executive office in Fort Mill, South Carolina, not later than December 29, 2011. To be so included, all such submissions must comply with the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The Directors direct the close attention of interested stockholders to such rule.

Stockholders are urged to sign the enclosed Form of Proxy Card solicited on behalf of the Directors and return it at once in the envelope enclosed for that purpose. Proxies will be voted in accordance with stockholder direction.

By Order of the Board of Directors,

Cynthia J. Raby
Assistant Secretary

Fort Mill, South Carolina

FIRST CAROLINA INVESTORS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 21, 2011 at 12:30 P.M. EST

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of First Carolina Investors, Inc., a Delaware corporation, hereby constitutes and appoints PATRICK W.E. HODGSON and BRUCE C. BAIRD or either of them, each with full powers of substitution, as attorneys and proxies for and on behalf of the undersigned, to act for and vote all of the shares of common stock of FIRST CAROLINA INVESTORS, INC. held or owned by the undersigned or standing in the name of the undersigned, at the Special Meeting of Stockholders to be held at Hilton Garden Inn, 650 Tinsley Way, Rock Hill, South Carolina 29730, on September 21, 2011 at 12:30 p.m., Eastern Time, or any adjournment or postponement thereof, on the following matters:

Proposal 1.	The complete liquidation and dissolution of the Fund.

	FOR	AGAINST	ABSTAIN

Proposal 2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the discretion of the proxies with respect to any matters under Proposal 2.

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(SEE REVERSE SIDE)

THE UNDERSIGNED hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders dated August 19, 2011 and the Proxy Statement furnished herewith.

Dated , 2011

Signature

Signature (if held jointly)

Please sign exactly as name appears on stock records. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.